UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2004

ARIBA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26299	77-0439730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 27, 2004, Ariba, Inc. (“Ariba”) announced its financial results for its fourth quarter and for the fiscal year ended September 30, 2004, as well a certain other information. A copy of the press release is attached hereto as exhibit 99.1.

The information set forth herein, including the Exhibit attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Use of Non-GAAP Financial Information

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The attached press release contains non-GAAP financial information. In addition, this non-GAAP financial information excludes the following types of costs and expenses that are included in GAAP: amortization of core technology and other intangible assets, stock-based compensation, and restructuring and integration costs. Management reviews this non-GAAP financial information in evaluating our historical and projected financial performance and believes that it may assist investors in assessing our ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In the press release attached hereto to as Exhibit 99.1, we have provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given period.

Item	9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 – Press release of Ariba, Inc. dated October 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

Date: October 27, 2004	By:	/s/ JAMES W. FRANKOLA
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release of Ariba, Inc. dated October 27, 2004